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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Anadarko Petroleum Corporation:

We consent to the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our report dated January 28, 1999, relating to the consolidated balance sheets of Anadarko Petroleum Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders? equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Anadarko Petroleum Corporation.

(a) Forms S-8 and S-3, Anadarko Petroleum Corporation 1986 Stock Option Plan (No. 33-8496).

(b)  Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(c) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(d) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(e) Form S-3, Anadarko Petroleum Corporation Shelf Registration Statement for $300 million of Equity or Debt Securities (No. 33-50717).

(f) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).

(g) Form S-3, Anadarko Petroleum Corporation Registration Statement for $300 million of Debt Securities, Preferred Stock and Common Stock
     (No. 333-30927).

(h) Form S-3, Anadarko Petroleum Corporation Registration Statement for $500 million of Debt Securities, Preferred Stock and Common Stock
     (No. 333-48157).

(i) Form S-3, Anadarko Petroleum Corporation Dividend Reinvestment and Stock Purchase Plan (No. 333-65915).

[KPMG LLP]

Houston, Texas
March   , 1999